Exhibit 10.10

EXECUTION VERSION

FIRST AMENDMENT

TO

CREDIT AGREEMENT

AND

FOREIGN GUARANTY

This FIRST AMENDMENT, dated as of March 7, 2011 (this “First Amendment”), is entered into among Diversey, Inc., a Delaware corporation formerly named JohnsonDiversey, Inc. (the “Company”), Diversey Holdings II B.V., a Dutch corporation formerly named JohnsonDiversey Holdings II B.V. (the “Euro Term Borrower”), Diversey Canada, Inc., an Ontario corporation formerly named JohnsonDiversey Canada, Inc. (the “Canadian Term Borrower” and, collectively with the Company and the Euro Term Borrower, the “Term Borrowers”), Diversey Holdings, Inc., a Delaware corporation formerly named JohnsonDiversey Holdings, Inc. (“Holdings”), Citibank, N.A., (“CBNA”), as administrative agent for the Lenders and the Issuers (in such capacity, the “Administrative Agent”), and the other parties signatory hereto.

W I T N E S S E T H:

WHEREAS, the Borrowers have entered into that certain Credit Agreement, dated as of November 24, 2009 (the “Credit Agreement”) among the Term Borrowers, the Revolving Credit Borrowers (as defined in the Credit Agreement) from time to time party thereto, Holdings, the Lenders (as defined in the Credit Agreement), the Issuers (as defined in the Credit Agreement), the Administrative Agent, General Electric Capital Corporation, Goldman Sachs Lending Partners LLC and JPMorgan Chase Bank, N.A. as co-syndication agents for the Lenders and the Issuers, Citigroup Global Markets Inc., GE Capital Markets, Inc., Goldman Sachs Lending Partners LLC and J.P. Morgan Securities Inc., as joint lead arrangers, and Citigroup Global Markets Inc., GE Capital Markets, Inc., Goldman Sachs Lending Partners LLC, J.P. Morgan Securities Inc., Barclays Capital, the investment banking division of Barclays Capital PLC, HSBC Securities (USA) Inc., Morgan Stanley, Natixis New York Branch, Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch, RBC Capital Markets and Scotia Capital, as joint bookrunning managers;

WHEREAS, certain Foreign Subsidiaries (as defined in the Credit Agreement) have entered into that certain Guaranty, dated as of November 24, 2009 (the “Foreign Guaranty”), by each Foreign Subsidiary from time to time party thereto, in favor of the Administrative Agent, each Lender, each Issuer and each other holder of an Obligation; and

WHEREAS, the Borrowers, the Administrative Agent and the Lenders who have executed a Lender Consent (as defined in Section 3.1(a) below) have agreed to amend certain provisions of the Credit Agreement and the Foreign Guaranty on the terms and conditions contained herein.

NOW, THEREFORE, it is agreed as follows:

ARTICLE I

Definitions

Section 1.1 Defined Terms. Terms defined in the Credit Agreement and used herein shall have the meanings assigned to such terms in the Credit Agreement, unless otherwise defined herein or the context otherwise requires.

ARTICLE II

Amendments

As of the First Amendment Effective Date (as defined in Article III hereof), the Credit Agreement is hereby amended as set forth in this Article II.

Section 2.1 Amendments to Section 1 of the Credit Agreement.

(a) The definition of “Applicable Margin” is hereby amended as follows:

(i) clause (v) of the definition of “Applicable Margin” is amended and restated in its entirety as follows:

(v) with respect to (i) Tranche B Canadian Dollar Loans, as of any date of determination, a per annum rate equal to 3.00%, (ii) Tranche B Euro Loans, as of any date of determination, a per annum rate equal to 3.50%, and (iii) Tranche B Dollar Loans, as of any date of determination, a per annum rate equal to the rate set forth below opposite the then applicable Leverage Ratio (determined for the most recent Financial Covenant Period for which Financial Statements have been delivered pursuant to Section 6.1 (Financial Statements)) set forth below:

LEVERAGE RATIO	BASE RATE LOANS	LIBO RATE LOANS
Greater than 2.25 to 1	2.00%	3.00%
Less than or equal to 2.25 to 1	1.75%	2.75%

(ii) the last paragraph of the definition of “Applicable Margin” is amended and restated in its entirety as follows:

Subsequent changes in the Applicable Margin with respect to Tranche B Dollar Loans resulting from a change in the Leverage Ratio shall become effective 3 Business Days after delivery by the Company to the Administrative Agent of new financial statements pursuant to Section 6.1(a) (Quarterly Reports) for each of the first three Fiscal Quarters of each Fiscal Year and Section 6.1(b) (Annual Reports) for each Fiscal Year. Notwithstanding anything to the contrary set forth in this Agreement (including the then effective Leverage Ratio), if the Company shall fail to deliver such financial statements within the time periods specified in Section 6.1(a) or (b), as applicable, the Applicable Margin in respect of Tranche B Dollar Loans from and including the 49th day after the end of such Fiscal Quarter or the 94th day after the end of such Fiscal Year, as the case may be, to but not including the date the Company delivers to the Administrative Agent such financial statements shall conclusively equal the highest possible Applicable Margin provided for in this definition.

(b) Clause (c) of the definition of “Available Amount” is hereby amended and restated in its entirety to read as follows:

(c) the sum of the aggregate amount of (i) Restricted Payments made after the Closing Date using the Available Amount pursuant to Section 8.5(c), (ii) the Dollar Equivalent of Investments made using the Available Amount after the Closing Date pursuant to Section 8.3(u), (iii) the Dollar Equivalent of payments, prepayments, repurchases or redemptions made using the Available Amount after the Closing Date pursuant to Section 8.12(a) and (iv) the Dollar Equivalent of Discounted Term Loan Prepayment made using the Available Amount pursuant to Section 2.8(c).

(c) The definition of “Available Excluded Contribution Amount” is hereby amended and restated in its entirety to read as follows:

“Available Excluded Contribution Amount” means with respect to (i) Investments, the Net Proceeds from Excluded Contributions designated for application to an Investment to be made pursuant to Section 8.3(v) and not yet so applied, (ii) Permitted Acquisitions or Permitted Joint Ventures, the Net Proceeds from Excluded Contributions designated for application for Permitted Acquisitions or Permitted Joint Ventures, as applicable, to be made pursuant to Section 8.3 and not yet so applied, (iii) payments, prepayments, repurchases or redemptions of Indebtedness, the Net Proceeds from Excluded Contributions designated for application to payments, prepayments, repurchases or redemptions to be made pursuant to Section 8.12(a) and not yet so applied and (iv) Discounted Voluntary Term Loan Prepayments, the Net Proceeds from Excluded Contributions designated for application to Discounted Voluntary Term Loan

Prepayments pursuant to Section 2.9(b), in each case with respect to clauses (i) through (iv) above, less the amount of any Restricted Payment pursuant to Section 8.5(j) with respect to any such Excluded Contribution.

(d) Clause (a) of the definition of “BA Rate” is hereby amended and restated in its entirety to read as follows:

(a) (i) with respect to Tranche B Canadian Dollar Loans 1.00% or (ii) with respect to Revolving Credit Loans denominated in Canadian Dollars, 0.00%; and

(e) Clause (e) of the definition of “Base Rate” is hereby amended and restated in its entirety to read as follows:

(e) (i) with respect to Tranche B Dollar Loans, 2.00% or (ii) with respect to Revolving Credit Loans denominated in Dollars, 0.00%.

(f) The definition of “Change in Tax Law”

“Change in Tax Law” means, with respect to the Administrative Agent, any Lender or any Issuer, any change in treaty, law, regulation, Revenue Ruling, Revenue Procedure or Notice in respect of Taxes, in each case, that occurred after such Person became a party to this Agreement (or, if such Person is an intermediary or flow-through entity for U.S. federal income tax purposes, after the relevant beneficiary or member of such Person became such a beneficiary or member, if later); provided, however, that Change in Tax Law shall not include FATCA or any regulations thereunder or any Revenue Ruling, Revenue Procedure or Notice relating thereto. As used herein, the term “FATCA” means Sections 1471 through 1474 of the Code (and any amended or successor version that is substantively comparable).

(g) The definition of “Change of Control” is hereby amended and restated in its entirety to read as follows:

“Change of Control” means the occurrence of any of the following events: (i)(x) the Permitted Holders shall in the aggregate be the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of less than 35% of the total voting power of all outstanding Voting Stock of the Relevant Parent Entity and (y) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, shall be the “beneficial owner”, directly or indirectly, of more than 35% of the total voting power of all outstanding Voting Stock of the Relevant Parent Entity, (ii) the Continuing Directors shall cease to constitute a majority of the members of the board of directors of the Company, (iii) the Relevant Parent Entity shall cease to own and control, directly or indirectly, 100% of the Stock

(other than the Consumer Share) of the Company and (iv) a “Change of Control” (or any comparable term), as defined in the Senior Note Indenture or in any financing documentation relating to any Ratio Indebtedness with an aggregate outstanding principal amount exceeding $45,000,000 shall occur. As used herein, the term “Relevant Parent Entity” means (i) Holdings so long as Holdings is not a Subsidiary of a Parent Entity, and (ii) any Parent Entity so long as Holdings is a direct or indirect Wholly-Owned Subsidiary thereof and such Parent Entity is not a Subsidiary of any other Parent Entity. Notwithstanding anything in this definition to the contrary, “Change of Control” shall not be construed to permit any transaction otherwise prohibited pursuant to the terms of Section 8.6 (Restrictions on Fundamental Changes; Permitted Acquisitions).

(h) The definition of “Collateral Coverage Requirement” is hereby amended and restated in its entirety to read as follows:

“Collateral Coverage Requirement” means (i) Coverage EBITDA for the most recently completed Financial Covenant Period for which Financial Statements have been delivered pursuant to Section 6.1 (Financial Statements) is at least 75% of EBITDA of the Company and its Subsidiaries for such Financial Covenant Period and (ii) Coverage Assets as of the end of the most recently completed Financial Covenant Period for which Financial Statements have been delivered pursuant to Section 6.1 (Financial Statements) is at least 75% of the Consolidated Total Assets of the Company and its Subsidiaries as of the end of such Financial Covenant Period.

(i) Clause (a) of the definition of “EURIBO Rate” is hereby amended and restated in its entirety to read as follows:

(a) (i) with respect to Tranche B Euro Loans, 1.50% or (ii) with respect to Revolving Credit Loans denominated in Euros or Sterling, 0.00%; and

(j) The definition of “Excluded Contribution” is hereby amended and restated in its entirety to read as follows:

“Excluded Contribution” means Net Proceeds received by the Company as capital contributions to the Company after the Closing Date or from the issuance or sale (other than to a Subsidiary) of Stock or Stock Equivalents by Holdings or any Parent Entity, in each case not included in the calculation of Available Amount and to the extent designated for purposes of (i) Investments pursuant to Section 8.3(v), (ii) Permitted Acquisitions or Permitted Joint Ventures pursuant to Section 8.3, (iii) payments, prepayments, repurchases or redemptions to be made pursuant to Section 8.12(a) or (iv) Discounted Voluntary Term Loan Prepayments pursuant to Section 2.8(c).

(k) Clause (a) of the definition of “LIBO Base Rate” is hereby amended and restated in its entirety to read as follows:

(a) (i) with respect to Tranche B Dollar Loans, 1.00% or (ii) with respect to Revolving Credit Loans denominated in Dollars, 0.00%; and

(l) The definition of “Material Subsidiary” is hereby amended and restated in its entirety to read as follows:

“Material Subsidiary” means any Subsidiary of Holdings (other than a Securitization Subsidiary or a Holdings Permitted Subsidiary) that is located in a Material Jurisdiction.

(m) The definition of “Parent Entity” is hereby amended and restated in its entirety to read as follows:

“Parent Entity” means any Person of which Holdings becomes a direct or indirect Wholly-Owned Subsidiary after the Closing Date that is designated by the Company as a “Parent Entity,” provided that (i) immediately before Holdings first becomes a Subsidiary of such Person, such Person is a Holdings Permitted Subsidiary, and Holdings becomes a Subsidiary of such Person pursuant to a merger of another Holdings Permitted Subsidiary with Holdings in which the Voting Stock of Holdings is exchanged for or converted into Voting Stock of such surviving Person (or the right to receive such Voting Stock), (ii) immediately after Holdings first becomes a Subsidiary of such Person, more than 50% of the Voting Stock of such Person shall be held by one or more Persons that held more than 50% of the Voting Stock of Holdings or a Parent Entity of Holdings immediately prior to Holdings first becoming such Subsidiary, or (iii) immediately after Holdings first becomes a Wholly-Owned Subsidiary of such Person, Permitted Holders own the requisite percentage of the Voting Stock of such Person as is necessary to ensure that a Change of Control has not taken place.

(n) Clause (c) of the definition of “Permitted Acquisition” is hereby amended and restated in its entirety to read as follows:

(c) the Dollar Equivalent of all consideration paid in connection with such acquisition (including all transaction costs and all Indebtedness, liabilities and Guaranty Obligations incurred or assumed in connection therewith or otherwise reflected in a consolidated balance sheet of the Company and Target but excluding the aggregate value of any consideration paid in the form of Stock or Stock Equivalents of Holdings or any Parent Entity and an amount not exceeding any Available Excluded Contribution Amount) shall not exceed, together with all other Permitted Acquisitions, an aggregate of (i) $100,000,000 in any twelve-month period and (ii) $200,000,000 during the term of the Facilities;

provided, however, that (x) at any time after the Company has a Leverage Ratio of 3.5 to 1 or less (determined for the most recent Financial Covenant Period for which Financial Statements have been delivered pursuant to Section 6.1 (Financial Statements)), the foregoing limits shall be increased to (i) $200,000,000 and (ii) $500,000,000, respectively; provided further, however, that any such increase shall be of no further effect at any time that the Company’s Leverage Ratio exceeds 3.5 to 1 (determined for the most recent Financial Covenant Period for which Financial Statements have been delivered pursuant to Section 6.1 (Financial Statements)) and (y) at any time after the Company has a Leverage Ratio of 3.0 to 1 or less (determined for the most recent Financial Covenant Period for which Financial Statements have been delivered pursuant to Section 6.1 (Financial Statements)), the foregoing limits shall be eliminated; provided further, however, that any such elimination shall be of no further effect at any time that the Company’s Leverage Ratio exceeds 3.0:1 (determined for the most recent Financial Covenant Period for which Financial Statements have been delivered pursuant to Section 6.1 (Financial Statements));

(o) The last paragraph of the definition of “Permitted Acquisition” is hereby amended and restated in its entirety to read as follows:

Notwithstanding the foregoing, an acquisition by the Company or any of its Subsidiaries in respect of which the Dollar Equivalent of the aggregate consideration paid in connection with such acquisition (including all transaction costs and all Indebtedness, liabilities and Guaranty Obligations incurred or assumed in connection therewith or otherwise reflected in a consolidated balance sheet of the Company and Target) does not exceed $5,000,000 shall be a “Permitted Acquisition” whether or not the conditions set forth in clauses (a) or (e) above are satisfied.

(p) Clause (e) of the definition of “Permitted Joint Venture” is hereby amended and restated in its entirety to read as follows:

(e) in connection with the acquisition thereof the Dollar Equivalent of all consideration paid (including all transaction costs and all Indebtedness or other obligations (in each case whether contingent or otherwise)), including any contractually binding commitment to make future capital contributions, incurred or assumed in connection therewith (collectively, the “Permitted Joint Venture Consideration”) does not exceed, together with all other Permitted Joint Ventures and the aggregate amount Guaranty Obligations pursuant to Section 8.1(e)(ix), an aggregate of $100,000,000 for each Fiscal Year plus an amount not exceeding the Available Excluded Contribution Amount;

(q) The definition of “Term Borrowers” is hereby amended and restated in its entirety to read as follows:

“Term Borrowers” means, collectively, the Company, the Euro Term Borrower, the Canadian Term Borrower and the Additional Term Borrowers, if any.

(r) The definition of “Term Loans” is hereby amended and restated in its entirety to read as follows:

“Term Loans” means Tranche B Loans and Incremental Term Loans incurred pursuant to Section 2.21 (Incremental Term Loans).

(s) The definition of “Weighted Average Yield” is hereby amended and restated in its entirety to read as follows:

“Weighted Average Yield” means with respect to any Loan, on any date of determination, the weighted average yield to maturity (on a per annum percentage basis) including (i) the benefit of any increased interest rate floors and (ii) fees and original issue or other discount payable to all Lenders of the applicable tranche, in each case accruing to the benefit of such Lenders as of the time when such Loans were made (but excluding, with respect to Revolving Loans, any fees and original issue or other discount paid to the Revolving Credit Lenders on the Closing Date).

(t) Section 1.1 of the Credit Agreement is hereby amended by inserting in alphabetical order new definitions to read as follows:

“Additional Borrower” means, collectively, the Additional Revolving Credit Borrowers and the Additional Term Borrowers, if any.

“Additional Term Borrower” means any Subsidiary Guarantor of the Company that becomes a Term Borrower hereunder, pursuant to the terms and conditions set forth in Section 2.19.

“Borrower Accession Agreement” has the meaning set forth in Section 2.19(a) (Additional Borrowers).

“First Amendment Effective Date” means March 7, 2011.

“Holdings Permitted Subsidiary” means a direct or indirect Wholly-Owned Subsidiary of Holdings having Consolidated Total Assets not exceeding $10,000 and that does not have any Subsidiary except other Holdings Permitted Subsidiaries.

“Incremental Term Loan” has the meaning set forth in Section 2.21 (Incremental Term Loans).

“Incremental Term Loan Commitment” has the meaning set forth in Section 2.21 (Incremental Term Loans).

“Incremental Term Loan Effective Date” has the meaning set forth in Section 2.21 (Incremental Term Loans).

“Joinder Agreement” has the meaning set forth in Section 2.21(b) (Incremental Term Loans).

Section 2.2 Amendments to Section 2.8 of the Credit Agreement.

(a) Clause (b) of Section 2.8 is hereby amended and restated in its entirety to read as follows:

(b) Term Loans. Each Term Borrower may, upon (i) at least three Business Days’ prior notice in the case of Eurocurrency Rate Loans or BA Rate Loans or (ii) at least one Business Day’s prior notice in the case of Base Rate Loans, in each case, to the Administrative Agent stating the proposed date and aggregate principal amount of the prepayment, prepay the outstanding principal amount of its Term Loans, in whole or in part, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided, however, that if any prepayment of any Eurocurrency Rate Loan or BA Rate Loan is made by any Term Borrower other than on the last day of an Interest Period for such Loan, such Term Borrower shall also pay any amounts owing pursuant to Section 2.14(e) (Breakage Costs); and, provided, further, that each partial prepayment shall be in an aggregate amount not less than the Minimum Currency Threshold. Substantially concurrent with any such partial prepayment by any Term Borrower, the other Term Borrowers shall also prepay their Term Loans in accordance with this Section 2.8(b) such that the aggregate prepayment made at such time shall be pro rata among the Tranche B Loans and Incremental Term Loans; provided, that any such partial prepayment shall be applied to the remaining installments (on a pro rata basis among Term Loans being repaid) specified by any such Term Borrower of the outstanding principal amount of the Term Loans of such Term Borrower to be repaid; provided, further that, if any such Term Borrower does not specify which installments such prepayment is to be applied to, such prepayment shall be applied to the remaining installments of the outstanding principal amount of the Term Loans of such Term Borrower to be repaid in the order of their maturities. Notwithstanding the requirements of the immediately preceding sentence, any Term Borrower may make a prepayment with respect to its Term Loans which is not accompanied by substantially concurrent prepayments by the other Term Borrowers, to the extent that the aggregate amount of non-pro rata prepayments made pursuant to this Section 2.8(b), together with the aggregate non-pro rata prepayments made pursuant to Section 2.8(c) (Discounted Term Loan Prepayments) (determined without giving any effect to any discounts pursuant to Section 2.8(c) (Discounted Term Loan Prepayments)), shall not exceed $150,000,000. Upon the giving of such notice of prepayment, the principal amount of the Term Loans specified to be prepaid shall become due and payable on the date specified for such prepayment.

(b) Clause (c)(xi) of Section 2.8 is hereby amended and restated in its entirety to read as follows:

(xi) Notwithstanding anything in any Loan Document to the contrary, in connection with any offer or solicitation of Term Loans pursuant to paragraph (ii), (iii) or (iv) above:

(A) any Term Borrower may extend offers or solicitations with respect to Tranche B Dollar Loans, Tranche B Canadian Dollar Loans, Tranche B Euro Loans and Incremental Term Loans or any combination of any tranches;

(B) any required reductions with respect to the Term Loans of any Discount Prepayment Accepting Lender, Participating Lender, or Qualifying Lender, as applicable, resulting from the application of the Specified Discounted Pro-Rata Factor, Discount Range Pro-Rata Factor or Solicited Discount Pro-Rata Factor, as applicable, shall be made on a proportionate basis based on the relative proportion of Tranche B Dollar Loans, Tranche B Canadian Dollar Loans, Tranche B Euro Loans and Incremental Term Loans, as applicable, of such Term Lender otherwise subject to repayment; and

(C) the aggregate par principal amount of Term Loans (determined without giving any effect to any discounts pursuant to this Section 2.8(c) (Discounted Term Loan Prepayments)) subject to any Discounted Voluntary Term Loan Prepayment shall be reduced to the extent necessary so that after giving effect thereto and the aggregate principal amount of any prepayments made pursuant to Section 2.8(b) and this Section 2.8(c) (Discounted Term Loan Prepayments) (determined without giving any effect to any discounts pursuant to this Section 2.8(c) (Discounted Term Loan Prepayments)) which are made on a non-pro rata basis does not exceed $150,000,000, and the Term Loans of any Discount Prepayment Accepting Lender, Participating Lender, or Qualifying Lender, as applicable, subject to reduction pursuant to this clause (c) shall be reduced on a proportionate basis based on the relative proportion of Tranche B Dollar Loans, Tranche B Canadian Dollar Loans, Tranche B Euro Loans and Incremental Term Loans, as applicable, of such Term Lender otherwise subject to repayment.

Section 2.3 Amendments to Section 2.19 of the Credit Agreement. Section 2.19 is hereby amended and restated in its entirety to read as follows:

Section 2.19 Additional Borrowers.

(a) The Company at any time and from time to time, upon not less than twenty (20) Business Days’ notice to the Administrative Agent, each Lender and, in the case of an Additional Revolving Credit Borrower, each Issuer, may designate any Subsidiary Guarantor that is a Foreign Subsidiary to be an Additional Borrower upon the satisfaction of the following: (i) each of the Company and such Subsidiary shall have executed and delivered to the Administrative Agent a Borrower Accession Agreement substantially in the form of Exhibit L (a “Borrower Accession Agreement”) and (ii) such Subsidiary shall have complied with the requirements set forth in clauses (i) through (vi) below, whereupon (A) such Subsidiary shall become a party hereto and shall have the rights and obligations of an Additional Borrower hereunder and (B) the obligations of such Subsidiary hereunder shall (x) become part of the Obligations and (y) each Guaranty shall apply thereto to the same extent that it applies to the Obligations of the initial Borrowers under this Agreement, subject to Section 7.11 (the date on which any such designation shall occur being called a “Designation Date”).

(i) the Administrative Agent shall have received (x) a copy of the articles or certificate of incorporation (or equivalent Constituent Document) of such Additional Borrower, certified as of a recent date by the Secretary of State of the state of organization (or other appropriate official) of such Additional Borrower, together with certificates (if available) of such official (if available) attesting to the good standing of each such Additional Borrower, (y) a certificate of the Secretary or an Assistant Secretary (or other appropriate officer) of such Additional Borrower certifying (A) the names and true signatures of each officer of such Additional Borrower that has been authorized to execute and deliver any Loan Document or other document required hereunder to be executed and delivered by or on behalf of such Additional Borrower, (B) the by-laws (or equivalent Constituent Document) of such Additional Borrower as in effect on the Designation Date, (C) the resolutions of such Additional Borrower’s Board of Directors (or equivalent governing body) approving and authorizing the execution, delivery and performance of the Borrower Accession Agreement and the other Loan Documents to which it is to become a party and (D) that there have been no changes in the certificate of incorporation (or equivalent Constituent Document) of such Additional Borrower from the certificate of incorporation (or equivalent Constituent Document) delivered pursuant to clause (x) above and (z) a favorable opinion of counsel to the Loan Parties, addressed to the Administrative Agent and the Lenders as to the enforceability of the Borrower Accession Agreement, this Agreement and the other Loan Documents to be executed on the Designation Date;

(ii) if the designation of such Additional Borrower obligates the Administrative Agent or any Lender or, with respect to any Additional Revolving Credit Borrower, any Issuer to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, the Company shall, promptly upon the request of the Administrative Agent or any Lender or, in the case of an Additional Revolving Credit Borrower, any Issuer, supply such documentation or other evidence as is reasonably requested by the Administrative Agent or any Lender in order for the Administrative Agent or such Lender, as applicable, to comply with “know your customer” and other applicable laws and regulations;

(iii) (A) the representations and warranties set forth in Article IV (Representations And Warranties) and in the other Loan Documents shall be true and correct in all material respects on and as of the Designation Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representation and warranties shall have been true and correct in all material respects as of such earlier date and except that the representations and warranties made in Section 4.12 (Environmental Matters) shall be true and correct in all material respects except for any exceptions thereto that would not be reasonably expected to result in Environmental Liabilities and Costs that would have a Material Adverse Effect; (B) no Default or Event of Default shall have occurred and be continuing; and (C) the Administrative Agent shall have received a certificate of a Responsible Officer of the Company certifying as to the matters set forth in clauses (A) and (B) above; and

(iv) in the event the Additional Borrower is an Additional Revolving Credit Borrower, the Administrative Agent has received written confirmation from each Revolving Credit Lender and each Issuer (A) that it consents to the addition of such Additional Revolving Credit Borrower (to the extent such Additional Revolving Credit Borrower’s Tax Jurisdiction and jurisdiction of incorporation are not each the same as those of at least one of the Revolving Credit Borrowers existing at such time), (B) that it is able to provide Revolving Loans, or Letters of Credit, as applicable, to such Additional Revolving Credit Borrower and (C) that it is able to fund such Revolving Loans, or Letters of Credit, as applicable, in the currency requested (including to the jurisdiction requested);

provided that (A) the Requisite Revolving Credit Lenders may impose any limitation on the ability of an Additional Revolving Credit Borrower to borrow under the Revolving Credit Facility which they deem reasonably necessary, (B) neither Holdings nor any Parent Entity or Holdings Permitted Subsidiary may become an Additional Borrower and (C) until the Administrative Agent notifies the other Secured Parties and the Company that all documents and evidence required under this Section 2.19 are in form and substance satisfactory to it and if any limitation is imposed pursuant to clause (A), the Requisite Revolving Credit Lenders, that Additional Revolving Credit Borrower may not use any Revolving Credit Facility.

(b) Any Additional Revolving Credit Borrower that becomes party to this Agreement pursuant to Section 2.19(a) above shall be permitted to borrow under the Revolving Credit Facility pursuant to the terms and conditions of this Agreement, in the same currencies as any Borrower incorporated or formed in the same jurisdiction as such Additional Revolving Credit Borrower. If such Additional Revolving Credit Borrower is not incorporated or formed in the same jurisdiction as any other Borrower, such Additional Revolving Credit Borrower shall be permitted to borrow under the Revolving Credit Facility only in the currencies (among Dollars and any Alternate Currency) agreed in writing by all Revolving Credit Lenders at the time such Revolving Credit Lender consent to such Subsidiary becoming an Additional Revolving Credit Borrower pursuant to Section 2.19(a)(iii) above.

Section 2.4 Additions to Article II of the Credit Agreement. A new Section 2.21 is hereby added to the Credit Agreement to read as follows:

Section 2.21 Incremental Term Loans.

(a) General. The Company may make up to six requests, in writing, at any time prior to the twelve month period preceding the Tranche B Maturity Date or, if later the latest maturity date of any Term Loans (the “Latest Term Maturity Date”), to establish a new tranche of term loans (the “Incremental Term Loans”) in an aggregate principal amount not to exceed, in the aggregate with all other such new tranches of term loans, the greater of (x) $500,000,000 and (y) an amount that, after giving effect to such new tranche, would not cause the Leverage Ratio of the Company as of the last day of the most recent Financial Covenant Period for which Financial Statements have been delivered pursuant to Section 6.1 (Financial Statements) to exceed 3.00 to 1.00; provided, however, that (i) such increase must be in a minimum principal amount of at least $10,000,000 and will only become effective if (A) the Company shall have given the Administrative Agent at least 5 Business Days’ notice of its intention to effect an Incremental Term Loan, the desired amount of such Incremental Term Loan and the currency in which such Incremental Term Loan will be denominated (which may be Dollars or an Alternate Currency), (B) at the time of and after giving effect to such Incremental Term Loan, the Borrowers are in pro forma compliance with the financial covenants set forth in Article V (Financial Covenants) hereof, (C) no Default or Event of Default has occurred and is continuing or would result from such Incremental Term Loan, (D) one or more Lenders agree to participate in such Incremental Term Loan (or an Eligible Assignee or Eligible Assignees acceptable to the Company agrees to accept an offer to commit to such Incremental Term Loan as provided below), (E) the conditions precedent to a Borrowing set forth in Section 3.2 (Conditions Precedent to Each Loan and Letter of Credit) are satisfied as of such date, (F) if required by the Administrative Agent, execution of amendments to or reaffirmation of any Loan Document to the extent needed to comply with the requirements of Section 7.11 (Additional Collateral and Guaranties), Section 7.12 (Real Property) or Section 7.13 (Deposit Accounts; Securities Accounts), (G) if requested by the Administrative Agent, Constituent Documents of the Loan Parties, resolutions (or equivalent authorization) of each Loan Party’s Board of Directors (or equivalent body) approving such Incremental Term Loan and opinions of counsel to the Loan Parties in form and substance and from counsel satisfactory to the Administrative Agent and addressed to the Administrative Agent and the applicable Lenders and/or Eligible Assignees and addressing such matters as the Administrative Agent may reasonably request shall be delivered to the Administrative Agent, and (H) the Incremental Term Loans have a final maturity no earlier than the Latest Term Maturity Date and an average life to maturity no shorter than the remaining average life to maturity of any then outstanding Tranche B Loans; (ii) in the event the Weighted Average Yield applicable to such Incremental Term Loans shall be more than 0.50% per annum higher than the Weighted Average Yield applicable to the Tranche B Loans denominated in the same currency as such Incremental Term Loans, the interest rates with respect to such Tranche B Loans shall be increased so that the Weighted Average Yield applicable to such Tranche B Loans following the applicable Incremental Term Loan Effective Date is equal to the Weighted Average Yield applicable to such Incremental Term Loans minus 0.50% and (iii) in the event the Weighted Average Yield applicable to any such Incremental Term Loans denominated in a currency other than Euros shall be more than 1.00% per annum higher than the Weighted Average Yield applicable to the Tranche B Euro Loans, the interest rate with respect to the Tranche B Euro Loans shall be increased so that the Weighted Average Yield applicable to the Tranche B Euro Loans following the applicable Incremental Term Loan Effective Date is equal to the Weighted Average Yield applicable to such Incremental Term Loans minus 1.00%. Incremental Term Loans may be borrowed by such Borrowers and in any Alternate Currency as may be agreed between the Borrowers and the Lenders or Eligible Assignees, as applicable, of the applicable Incremental Term Loan. Notwithstanding anything to the contrary in this Agreement, if any Lender that makes Incremental Term Loans pursuant to this Section 2.21 (Incremental Term Loans) is an Affiliated Lender, the aggregate principal amount of all Loans held by Affiliate Lenders after giving effect to the incurrence of such Incremental Term Loans shall not exceed 20% of the aggregate principal amount of all Loans and Commitments outstanding under this Agreement. Each Affiliated Lender that makes Incremental Term Loans pursuant to this Section 2.21 (Incremental Term Loans) agrees to each of the provisions set forth in Section 11.2(k)(iv) (Assignments and Participations) with respect to itself and its Incremental Term Loans.

(b) Procedures. The Company shall have the right to offer such increase to (x) the existing Lenders or (y) other Eligible Assignees; provided, however, that the minimum Incremental Term Loan Commitment of each such new Eligible Assignee accepting an Incremental Term Loan Commitment as part of such Incremental Term Loan equals or exceeds the Minimum Currency Threshhold, and such Lender or Eligible Assignee executes a Joinder Agreement in the form attached hereto as Exhibit N (a “Joinder Agreement”) pursuant to which such Lender agrees to commit to all or a portion of such Incremental Term Loan (an “Incremental Term Loan Commitment”) and, in the case of an Eligible Assignee, to be bound by the terms of this Agreement as a Lender. The Company and the relevant Borrower may agree to accept a lesser amount of Incremental Term Loan Commitments than originally requested, provided that the aggregate amount of accepted Incremental Term Loan Commitments shall be at least $10,000,000. On the effective date provided for in such Joinder Agreement providing for an Incremental Term Loan (each an “Incremental Term Loan Effective Date”), the Incremental Term Loans will be made to the relevant Borrower in the amount committed to by each Lender or Eligible Assignee as of the Incremental Term Loan Effective Date in accordance with clause (c) below. In the event there are Lenders and Eligible Assignees that have committed to an Incremental Term Loan in excess of the maximum amount requested (or permitted), then the relevant Borrower shall have the right to allocate such commitments on whatever basis such Borrower determines is appropriate in consultation with the Administrative Agent. Incremental Term Loans shall become Term Loans under this Agreement pursuant to an amendment to this Agreement and, as appropriate, the other Loan Documents, executed by Holdings, the Company, each Borrower, each Lender agreeing to provide such Incremental Term Loan, if any, each Eligible Assignee, if any, and the Administrative Agent. Any such amendment may, without the consent of any other Lenders, effect such amendments to any Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of this Section 2.21 (Incremental Term Loans).

(c) Funding of Incremental Term Loans. On each Incremental Term Loan Effective Date, each Lender and Eligible Assignee providing a portion of the Incremental Term Loan shall transfer immediately available funds to the Administrative Agent in an amount equal to its Incremental Term Loan Commitment (less any applicable upfront fees or original issuer’s discount).

Section 2.5 Amendments to Section 5.1 of the Credit Agreement. Section 5.1 is hereby amended and restated in its entirety to read as follows:

Section 5.1 Maximum Leverage Ratio.

The Company shall maintain a Leverage Ratio, as determined as of the last day of each Financial Covenant Period, for the Financial Covenant Period ending on such day, of not more than 4.75 to 1.00.

Section 2.6 Amendments to Section 5.2 of the Credit Agreement. Section 5.2 is hereby amended and restated in its entirety to read as follows:

Section 5.2 Minimum Interest Coverage Ratio.

The Company shall maintain an Interest Coverage Ratio, as determined as of the last day of each Financial Covenant Period, for the Financial Covenant Period ending on such day, of at least 2.75 to 1.00.

Section 2.7 Amendments to Section 5.3 of the Credit Agreement. Section 5.3 is hereby deleted in its entirety.

Section 2.8 Amendments to Section 7.1 of the Credit Agreement. Section 7.1 is hereby amended and restated in its entirety to read as follows:

Section 7.1 Preservation of Corporate Existence, Etc. Holdings and each Borrower shall, and shall cause each of its respective Subsidiaries to, preserve and maintain its legal existence (as a corporation, limited liability company, partnership or other entity), rights (charter, statutory and other) and franchises, except as permitted by the Permitted Reorganization Transactions, Sections 8.3 (Investments), 8.4 (Sale of Assets) and 8.6 (Restrictions on Fundamental Changes; Permitted Acquisitions); provided, however, that this Section 7.1 shall not apply to any Inactive Subsidiary; provided, further that any Non-Loan Party shall not be required to maintain any such rights, privileges or franchises if the failure to do so would not reasonably be expected to have a Material Adverse Effect.

Section 2.9 Amendments to Section 8.1 of the Credit Agreement.

(a) Subclause (e)(iv) of Section 8.1 is hereby amended and restated in its entirety to read as follows:

(iv) a Diversey Entity (other than Holdings) in respect of Indebtedness of any Person (other than a Diversey Entity) up to a maximum aggregate outstanding principal amount, the Dollar Equivalent of which shall not exceed $25,000,000 at any time;

(b) Clause (f) of Section 8.1 is hereby amended and restated in its entirety to read as follows:

(f) Capital Lease Obligations and purchase money Indebtedness incurred by the Company or a Subsidiary of the Company to finance the acquisition, leasing, construction or improvement of fixed assets; provided, however, that the Dollar Equivalent of the aggregate outstanding principal amount of all such Capital Lease Obligations and purchase money Indebtedness (together with any renewal, extension, refinancing or refunding pursuant to clause (j) below) shall not exceed $50,000,000 at any time;

Section 2.10 Amendments to Section 8.5 of the Credit Agreement.

(a) Clause (b) of Section 8.5 is hereby amended and restated in its entirety to read as follows:

(b) cash dividends, payments and distributions in an aggregate amount not to exceed (i) during the period commencing on the Closing Date and ending on the First Amendment Effective Date, $50,000,000 and (ii) after the First Amendment Effective Date, $50,000,000; provided that, in the case of each of clauses (i) and (ii), no Default or Event of Default has occurred and is continuing or would result therefrom;

(b) Clause (c) of Section 8.5 is hereby amended and restated in its entirety to read as follows:

(c) after the Fiscal Year ended on or about December 31, 2010, the Company may pay or make any other dividend, payment or distribution to Holdings (including for purposes of making any dividend, payment or distribution to the holders of the Stock or Stock Equivalents of Holdings (and Holdings may pay or make such dividend, payment or distribution to the holders of its Stock or Stock Equivalents)) in an amount not exceeding an amount equal to (x) the Available Amount minus (y) the Contributed Property Amount immediately prior to the time of the payment or making of such dividend, payment or distribution; provided that, at the time of such payment, dividend or distribution, (i) no Default or Event of Default has occurred and is continuing or would result therefrom and (ii) immediately after giving effect to such dividend, payment or distribution, the Leverage Ratio of the Company as of the last day of the most recent Financial Covenant Period for which Financial Statements have been delivered pursuant to Sections 6.1 (Financial Statements), calculated on a pro forma basis after giving effect to such dividend, payment or distribution, is less than 3.0 to 1.0;

(c) Clause (g) of Section 8.5 is hereby amended and restated in its entirety to read as follows:

(g) the Company may pay cash dividends in an amount sufficient to allow Holdings to pay all amounts including fees and expenses in connection with the Transactions to the extent (x) set forth in the funds flow memorandum delivered pursuant to Section 3.1(j) or (y) necessary to enable Holdings to satisfy the receivable payable by Holdings to the Company outstanding on the First Amendment Effective Date in respect of Transaction related expenses for which the Company advanced funds to Holdings after the Closing Date, provided that such amounts are recontributed in cash to the Company simultaneously therewith;

(d) Clause (i) of Section 8.5 is hereby amended and restated in its entirety to read as follows:

(i) (i) the Company may pay cash dividends to Holdings in an amount equal to any prepayment, redemption, purchase or defeasance of the Holdco Notes to the extent permitted by Section 8.12(a), (ii) to enable Holdings to repay the Existing Seller Notes existing on the Closing Date, (iii) to enable Holdings to make the payments set forth in the funds flow memorandum delivered pursuant to Section 3.1(j), and (iv) the Company may pay cash dividends to Holdings in an amount equal to regularly scheduled interest payable on the Holdco Notes to the extent such interest is paid in cash;

Section 2.11 Amendments to Section 8.6 of the Credit Agreement. Section 8.6 is hereby amended and restated in its entirety to read as follows:

Section 8.6 Restrictions on Fundamental Changes.

Except in connection with a Permitted Acquisition, Permitted Reorganization Transaction, Permitted Joint Venture or a Permitted Intercompany Merger, neither Holdings nor the Company shall, or shall permit any of their respective Subsidiaries to, (a) merge or amalgamate with any Person, (b) consolidate with any Person, (c) acquire all or substantially all of the Stock or Stock Equivalents of any Person, (d) acquire all or substantially all of the assets of any Person or all or substantially all of the assets constituting the business of a division, branch or other unit operation of any Person, or (e) create any Subsidiary unless, after giving effect thereto, such Subsidiary is a Wholly Owned Subsidiary, the Company is in compliance with Sections 7.11 and 7.12 and the Investment in such Subsidiary is permitted under Section 8.3(e) (Investments); provided however that (i) in the case of clauses (a), (b), (c) and (d) above the Investment qualifies as a Permitted Intercompany Transaction (with any merger, amalgamation or consolidation treated as an acquisition by the surviving or successor (by amalgamation or otherwise) Diversey Entity for purposes of such qualification), (ii) the Euro Term Borrower shall not be merged or consolidated into any other entity and no other Revolving Credit Borrower shall be merged or consolidated into the Euro Term Borrower and (iii) Holdings may be merged or consolidated or amalgamated with or into a Holdings Permitted Subsidiary; provided that (a) no Default or Event of Default is continuing or would result therefrom, (b) if Holdings is not the surviving entity, (i) such surviving entity undertakes all of the obligations of Holdings under the Loan Documents, in each case on terms and conditions satisfactory to the Administrative Agent, (ii) such surviving entity becomes a Domestic Loan Party, enters into a Guaranty and pledges its assets and secures such Guaranty on the same basis as Holdings and (iii) such surviving entity delivers legal opinions and such other documents as reasonably requested by the Administrative Agent with respect to the foregoing (and thereafter, such surviving entity shall be deemed to be Holdings for all purposes of this Agreement and the other Loan Documents).

Section 2.12 Amendments to Section 8.7 of the Credit Agreement. Clause (b) of Section 8.7 is hereby amended and restated in its entirety to read as follows:

(b) Holdings shall not engage in any business or commercial activity other than (i) holding shares in the Stock or Stock Equivalents of the Company, (ii) issuing the Holdco Notes and performing its obligations under the Holdco Note Documents, (iii) paying taxes, (iv) preparing reports to Governmental Authorities and to its shareholders, (v) holding directors and shareholders meetings, preparing corporate records and other corporate activities required to maintain its separate corporate structure and (vi) any other transaction that Holdings is permitted to undertake pursuant to the express terms of this Agreement. Holdings shall not be the legal or beneficial owner of any interest in any Person other than the Stock or Stock Equivalents of the Company and any Holdings Permitted Subsidiary.

Section 2.13 Amendments to Section 8.9 of the Credit Agreement. Section 8.9 is hereby amended and restated in its entirety to read as follows:

Section 8.9 Restrictions on Subsidiary Distributions; No New Negative Pledge. Other than (a) pursuant to the Loan Documents, the Holdco Note Indenture, the Senior Note Indenture, the Existing Senior Subordinated Note Indenture and the Existing Seller Note, (b) any agreements governing any Securitization Facility, purchase money Indebtedness or Capital Lease Obligations or working capital indebtedness of Foreign Subsidiaries that are Non-Loan Parties permitted by Section 8.1(d), (f), (g), (h), (t), (u) or (v) (Indebtedness) or refinancing thereof pursuant to Section 8.1(j) or assumed debt pursuant to Section 8.1(q) or refinancing thereof pursuant to Section 8.1(j) (provided that in the case of this clause (b), any prohibition or limitation shall only be effective against the assets financed thereby or, in the case of a Securitization Facility, the Securitization Assets, or the applicable entities originally restricted thereby), (c) any encumbrance, restriction or agreement (A) that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract, or the assignment or transfer of any lease, license or other contract, (B) arising by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of Holdings, the Company or any of their respective Subsidiaries not otherwise prohibited by this Agreement, (C) contained in mortgages, pledges or other security agreements securing Indebtedness of Holdings, the Company or any of their respective Subsidiaries to the extent restricting the transfer of the property or assets subject thereto, (D) pursuant to customary provisions restricting dispositions of real property interests set forth in any reciprocal easement agreements of Holdings, the Company or any of their respective Subsidiaries, (E) encumbering or restricting cash or other deposits or net worth imposed by customers or suppliers under agreements entered into in the ordinary course of business, (F) pursuant to customary provisions contained in agreements and instruments entered into in the ordinary course of business (including but not limited to leases and joint venture and other similar agreements entered into in the ordinary course of business), (G) that arises or is agreed to in the ordinary course of business and does not detract from the value of property or assets of Holdings, the Company or any of their respective Subsidiaries in any manner material to Holdings, the Company or such Subsidiaries, or (H) pursuant to customary provisions contained in Hedging Contracts, (d) any encumbrance, restriction or agreement with respect to a Subsidiary (or any of its property or assets) imposed in connection with a Disposition or Asset Sale permitted by Section 8.4 (Sale of Assets) pending the closing of such

Disposition or Asset Sale, (e) any encumbrance, restriction or agreement arising by reason of any Requirement of Law, or required by any Governmental Authority having jurisdiction over Holdings, the Company or any of their respective Subsidiaries or any of their businesses, neither Holdings nor the Company shall, or shall permit any of their respective Subsidiaries to, (i) agree to enter into or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of such Subsidiary to pay dividends or make any other distribution or transfer of funds or assets or make loans or advances to or other Investments in, or pay any Indebtedness owed to, any Borrower or any other Subsidiary thereof or (ii) enter into or suffer to exist or become effective any agreement prohibiting or limiting the ability of the Company or any Subsidiary thereof to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, to secure the Secured Obligations, including any agreement requiring other Indebtedness or Contractual Obligation to be equally and ratably secured with the Secured Obligations.

Section 2.14 Amendments to Section 11.1 of the Credit Agreement.

(a) Clause (e)(i) of Section 11.1 is hereby amended and restated in its entirety to read as follows:

(e) (i) If any amendment, amendment and restatement or other modification of this Agreement is consummated after the First Amendment Effective Date and on or prior to the first anniversary of the First Amendment Effective Date and has the effect, at any time on or prior to such first anniversary (such time, the “Applicable Time”), of decreasing the Applicable Margin with respect to any Tranche B Loans that would otherwise have been in effect at the Applicable Time (a “Repricing Amendment”), the applicable Term Borrower shall pay a fee, at the Applicable Time, to each Tranche B Lender holding such Tranche B Loans (which shall include any Non-Consenting Lender that is repaid in connection with any such Repricing Amendment but not any Person who may purchase such Non-Consenting Lender’s Tranche B Loans pursuant to Section 11.1(d)) in an amount equal to 1.0% of the aggregate principal amount of the affected Tranche B Loans held by such Tranche B Lender.

(b) Clause (e)(ii) of Section 11.1 is hereby amended and restated in its entirety to read as follows:

(e) (ii) Any prepayment of any Tranche B Loans held by any Tranche B Lender made after the First Amendment Effective Date and on or prior to the first anniversary of the First Amendment Effective Date effected with the proceeds of any long-term secured bank debt term loan financing that is broadly marketed or syndicated to banks and other institutional investors in financings similar to the Tranche B Loans being prepaid and incurred for the primary purpose of repaying, refinancing, substituting or replacing such Tranche B Loans and having a yield to maturity that is less than the yield to maturity of such Tranche B Loans (determined as of the prepayment date) shall be accompanied by a fee payable to such Tranche B Lender in respect of the prepayment of its Tranche B Loans in an amount equal to 1.0% of the aggregate principal amount of its prepaid Tranche B Loans. For purposes of this clause (ii), the “yield to maturity” applicable to (x) any Indebtedness the proceeds of which are applied to prepay any Tranche B Loans and (y) the Tranche B Loans shall be determined as of the prepayment date in accordance with accepted financial practice after giving effect to any up front or similar fees payable with respect to (but excluding such amounts representing underwriting, commitment or arrangement fees that are for the account of any underwriter or arranger and that are not passed on to the applicable lenders or providers of such Indebtedness), and any original issue discount (other than, solely in the case of the Tranche B Euro Loans, original issue discount in an amount of 2%) applicable to, such Indebtedness.

Section 2.15 Amendments to Schedule 1.1(d) of the Credit Agreement. Item B.10. on Schedule 1.1(d) to the Credit Agreement (Permitted Reorganization Transactions) is hereby amended and restated in its entirety to read as follows:

The Company is pursuing initiatives to centralize functions and risks within the Europe region by adopting a “central entrepreneur” business model whereby the “EPC” (Netherlands (or other) legal entity (and in any case, a Material Subsidiary), together with affiliated “holding” entities) will be the central operational entity in Europe. When established, the EPC will own inventory (raw materials, work-in-process and finished goods), make all “strategic” decisions for Europe region, obtain rights to European intellectual property and hold majority of the operational risks in the Europe region, including forex/inventory/credit risk (above some minimum thresholds). Establishment of the EPC legal entity structure will include formation of new legal entities, contribution of existing entities to and within the Europe group and other share/ownership restructuring changes (including the moving of certain Foreign Subsidiaries, 65% of whose Stock or Stock Equivalents has been pledged to secure the Obligations of U.S. Borrowers and 100% of whose Stock or Stock Equivalents has been pledged to secure the Obligations of each Borrower that is a Foreign Subsidiary, from beneath the Domestic Subsidiary which has pledged such Stock or Stock Equivalents to secure Obligations of the U.S. Borrowers to beneath one or more Foreign Subsidiaries where the Stock or Stock equivalents of such Foreign Subsidiaries will no longer be pledged to secure the Obligations of any U.S. Borrower but will continue in any case to be pledged to secure the Obligations of each Borrower that is a Foreign Subsidiary, subject in all cases to Section 7.11(h)). Current country “OpCo” legal entities will be split into separate Sales, Production, and (where relevant) Service entities. Local Sales and Production entities will perform limited risk functions under the direction of the EPC. Service entities will perform specific functions (e.g., finance, HR) for local entities and the EPC as well as technical services for the EPC. Local Sales, Production and Service entities will receive a return based on their functionality, risks assumed and assets deployed, with residual profits accruing to EPC. Post “go live” arrangements (including legal agreements, intercompany transactions and business approach) will be consistent with EPC model. The Stock or Stock Equivalents and the assets of the EPC and the local entities would be pledged as collateral consistent with the requirements of Section 7.11 (Additional Collateral and Guaranties), Section 7.12 (Real Property) and Section 7.13 (Deposit Accounts; Securities Accounts) of the Credit Agreement.

The Company intends to investigate the benefits of implementing an EPC business model in Asia, and if warranted expects to implement an EPC business model in Asia in due course with such changes and modifications as may be necessary or advisable.

Section 2.16 Additional Exhibit to the Credit Agreement. A new Exhibit N is hereby added to the Credit Agreement in the form attached to the First Amendment as Exhibit B.

Section 2.17 Amendment to the Foreign Guaranty. The first Recital in the Foreign Guaranty is hereby amended and restated in its entirety to read as follows:

1. Pursuant to the Credit Agreement dated as of November 24, 2009 (together with all exhibits and schedules thereto and as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among DIVERSEY, INC. (formerly named JohnsonDiversey, Inc.), a Delaware corporation (the “Company”), DIVERSEY HOLDINGS II B.V. (formerly named JohnsonDiversey Holdings II B.V.), a Dutch private company with limited liability (the “Euro Term Borrower”), DIVERSEY CANADA, INC. (formerly named JohnsonDiversey Canada, Inc.), an Ontario corporation (the “Canadian Term Borrower”), the Additional Revolving Credit Borrowers from time to time party thereto, the Additional Term Borrowers from time to time party thereto (together with the Euro Term Borrower, the Canadian Term Borrower and the Additional Revolving Credit Borrowers, the “Non-U.S. Borrowers”, and the Non-U.S. Borrowers together with the Company, the “Borrowers”), DIVERSEY HOLDINGS, INC. (formerly named JohnsonDiversey Holdings, Inc.), a Delaware corporation (“Holdings”), the Lenders and the Issuers party thereto, CITIBANK, N.A. (“CBNA”), as administrative agent for the Lenders and the Issuers (in such capacity, and as agent for the Secured Parties under the other Loan Documents, the “Administrative Agent”), GENERAL ELECTRIC CAPITAL CORPORATION, GOLDMAN SACHS LENDING PARTNERS LLC, and JPMORGAN CHASE BANK, N.A. as co-syndication agents, for the Lenders and the Issuers (in such capacity, the “Syndication Agents”), CITIGROUP GLOBAL MARKETS INC. (“CGMI”), GE CAPITAL MARKETS, INC. (“GECM”), GOLDMAN SACHS LENDING PARTNERS LLC (“GSLP”), and J.P. MORGAN SECURITIES INC. (“JPM Securities”) as joint lead arrangers (in such capacity, the “Joint Lead Arrangers”), and CGMI, GECM, GSLP, JPM Securities, Barclays Capital, the investment banking division of Barclays Bank PLC, HSBC Securities (USA) Inc., Morgan Stanley, Natixis New York Branch, COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A.,

“RABOBANK NEDERLAND”, NEW YORK BRANCH, RBC Capital Markets and Scotia Capital as joint bookrunning managers (in such capacity, the “Joint Bookrunning Managers”), the Lenders and Issuers have severally agreed to make Loans and other extensions of credit to the Borrowers upon the terms and subject to the conditions set forth therein.

ARTICLE III

Miscellaneous

Section 3.1 Conditions to Effectiveness. This First Amendment shall become effective as of the date (the “First Amendment Effective Date”) on which:

(a) Amendment. The Administrative Agent shall have received (i) this First Amendment, executed and delivered by a duly authorized officer of the Borrowers, and (ii) Lender Consents (in the form attached hereto as Annex A, each a “Lender Consent”), executed and delivered by a duly authorized officer of (A) each of a sufficient number of Lenders constituting the Requisite Lenders and (B) each of the Tranche B Lenders holding Tranche B Euro Loans, each of the Tranche B Lenders holdings Tranche B Dollar Loans and each of the Tranche B Lenders holdings Tranche B Canadian Dollar Loans;

(b) Acknowledgment and Confirmation. The Administrative Agent shall have received the Acknowledgment and Confirmation, substantially in the form of Exhibit A hereto (the “Consent”), executed and delivered by an authorized officer of each Guarantor;

(c) Payment of Fees. There shall have been paid to the Administrative Agent or its affiliates all fees due and payable on or before the First Amendment Effective Date;

(d) Absence of Default or Event of Default. No Default or Event of Default shall have occurred and be continuing;

(e) Accuracy of all Representations and Warranties. The representations and warranties set forth in Section 3.2 below and in Article IV (Representations and Warranties) of the Credit Agreement shall be true and correct in all material respects as of the First Amendment Effective Date (both before and after giving effect to the First Amendment), except to the extent that they relate to a particular date, in which case they will be true and correct as of such particular date and except that the representations and warranties made in Section 4.12 (Environmental Matters) shall be true and correct in all material respects except for any exceptions thereto that would not be reasonably expected to result in Environmental Liabilities and Costs that would have a Material Adverse Effect; and

(f) Responsible Officer’s Certificate. The Administrative Agent shall have received a certificate of a Responsible Officer of the Company certifying that each of the conditions to effectiveness set forth in this Section 3.1 have been satisfied.

The Administrative Agent shall give prompt notice in writing to the Borrowers of the occurrence of the First Amendment Effective Date.

Section 3.2 Representations and Warranties. As of the date hereof, the execution, delivery and performance by each of the Borrowers of this First Amendment are within such Borrower’s corporate, limited liability company, partnership or other powers and has been duly authorized by all necessary action, including the consent of shareholders, partners and members where required. Neither the Company nor any of its Subsidiaries is in violation of any Requirement of Law or Contractual Obligation of or applicable to the Company or any of its Subsidiaries that would be reasonably expected to have a Material Adverse Effect. This First Amendment is the legal, valid and binding obligation of each of the Borrowers party hereto, enforceable against such Borrower in accordance with its terms subject only to applicable laws relating to (i) bankruptcy, insolvency, reorganization, moratorium or creditors’ rights generally and (ii) general equitable principles including the discretion that a court may exercise in the granting of equitable remedies. The Consent, when executed and delivered by each Guarantor, will constitute the legal, valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms subject only to applicable laws relating to (i) bankruptcy, insolvency, reorganization, moratorium or creditors’ rights generally and (ii) general equitable principles including the discretion that a court may exercise in the granting of equitable remedies. On the First Amendment Effective Date (both before and after giving effect to the First Amendment), no Default or Event of Default has occurred and is continuing.

Section 3.3 Severability. Any provision of this First Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 3.4 Continuing Effect; No Other Waivers or Amendments. This First Amendment shall not constitute an amendment to or waiver of any provision of the Credit Agreement and the other Loan Documents except as expressly stated herein and shall not be construed as a consent to any action on the part of the Borrowers, or any other Subsidiary of the Borrowers that would require an amendment, waiver or consent of the Administrative Agent or the Lenders except as expressly stated herein. Except as expressly amended or waived hereby, the provisions of the Credit Agreement and the other Loan Documents are and shall remain in full force and effect in accordance with their terms. On and after the First Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import shall mean and be a reference to the Credit Agreement as amended hereby, and this First Amendment and the Credit Agreement shall be read together and construed as a single instrument.

Section 3.5 Counterparts. This First Amendment may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are attached to the same document. Delivery of an executed counterpart hereof by telecopy or via electronic mail shall be effective as delivery of a manually executed counterpart hereof.

Section 3.6 Payment of Fees and Expenses. The Borrowers agree to pay or reimburse the Administrative Agent for (1) all of its reasonable and documented out-of-pocket costs and expenses incurred in connection with this First Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, and (2) the reasonable and documented fees, charges and disbursements of (a) Weil, Gotshal & Manges LLP, as US counsel to the Administrative Agent and (b) any local legal counsel to the Administrative Agent in a jurisdiction that is a Material Jurisdiction.

Section 3.7 Governing Law. This First Amendment and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

Section 3.8 Tranche B Euro Loan Fee. Each Tranche B Lender holding Tranche B Euro Loans, by its signature hereto, waives any right or claim to any fees payable pursuant to Section 11.1(e)(i) of the Credit Agreement in connection with this First Amendment.

Section 3.9 Loan Document. This First Amendment is a Loan Document (as defined in the Credit Agreement).

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Credit Agreement to be executed and delivered by their respective duly authorized officers as of the date first above written.

Diversey, Inc.

By:	/s/ Scott D. Russell
	Name:	Scott D. Russell
	Title:	Secretary

Diversey Holdings II B.V.

By:	/s/ David C. Quast
	Name:	David C. Quast
	Title:	Director

Diversey Canada, Inc.

By:	/s/ David C. Quast
	Name:	David C. Quast
	Title:	Secretary

Diversey Holdings, Inc.

By:	/s/ Scott D. Russell
	Name:	Scott D. Russell
	Title:	Secretary

Citibank, N.A. as Administrative Agent,

By:	/s/ Christopher Wood
	Name:	Christopher Wood
	Title:	Vice President

[Diversey – Credit Agreement and Foreign Guaranty – First Amendment]

EXHIBIT A

TO FIRST AMENDMENT

FORM OF ACKNOWLEDGMENT AND CONFIRMATION

1. Reference is made to the First Amendment to Credit Agreement and Foreign Guaranty, dated as of March 7, 2011 (the “First Amendment”), by and between the Borrowers, Holdings, the Administrative Agent and the Lenders from time to time party thereto. Terms defined in the First Amendment and used herein shall have the meanings assigned to such terms in the First Amendment, unless otherwise defined herein or the context otherwise requires.

2. Certain provisions of the Credit Agreement and the Foreign Guaranty are being amended pursuant to the First Amendment. Each of the undersigned is a Guarantor of the Guarantied Obligations of certain of the Borrowers as defined in and pursuant to a Guaranty (as defined in the Credit Agreement) and hereby:

(a) consents to the execution, delivery and performance of the foregoing First Amendment,

(b) acknowledges that, notwithstanding the execution and delivery of the foregoing First Amendment, the Guarantied Obligations of such Guarantor and the obligations of such Guarantor under the Loan Documents to which it is a party are not impaired or affected and all guaranties made by such Guarantor pursuant to a Guaranty and all Liens granted by such Guarantor as security for the Guarantied Obligations of such Guarantor pursuant to such Loan Documents continue in full force and effect and shall continue to secure such Guarantor’s Guarantied Obligations; and

(c) confirms and ratifies its obligations under each of the Loan Documents executed by it after giving effect to the First Amendment. Capitalized terms used herein without definition shall have the meanings given to such terms in the First Amendment to which this Consent is attached or in the Credit Agreement referred to therein or in the Guaranty, as applicable.

3. Each Foreign Subsidiary party to the Foreign Guaranty hereby agrees to the amendment to the Foreign Guaranty set forth in the First Amendment.

4. This Acknowledgement and Confirmation and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

5. This Acknowledgment and Confirmation may be executed by one or more of the parties hereto on any number of separate counterparts (including by telecopy or electronic mail), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Acknowledgment and Confirmation to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

Diversey, Inc.
Diversey Holdings, Inc.

By:	/s/ Scott D. Russell
	Name:	Scott D. Russell
	Title:	Secretary

JD Polymer, LLC
JDI Cee Holdings, Inc.
Diversey Puerto Rico, Inc.
Diversey Shareholdings, Inc.
Professional Shareholdings, Inc.
JDI Holdings, Inc.
Auto-C, LLC
The Butcher Company
JWP Investments, Inc.

By:	/s/ David C. Quast
	Name:	David C. Quast
	Title:	In the capacities listed on Annex B

[Diversey – Signature Page to Acknowledgment and Confirmation of First Amendment]

FOREIGN GUARANTORS:

Brazil

Diversey Brasil Indústria Quimica Ltda.

Canada

Diversey Canada, Inc.

Finland

Diversey Ltd. For and on behalf of its branch

Diversey Limited Suomen sivuliike

Germany

Diversey Deutschland Management GmbH

Diversey Deutschland GmbH & Co. OHG

Greece

Diversey Hellas Societe Anonyme Trading

Cleaning Systems and Hygiene S.A.

Hungary

Diversey Manufacture and Trade Limited

Liability Company

Diversey Hungary Acting Off-shore Capital

Management Limited Liability Company

Mexico

Diversey Mexico, S.A. de C.V.

The Netherlands

Diversey Professional B.V.

Diversey Europe B.V.

Diversey Holdings II B.V.

Diversey B.V.

Diversey IP International B.V.

Portugal

JohnsonDiversey Portugal – Sistemas de

Higiene e Limpeza, S.A.

Spain

Diversey España S.L.

Sweden

Diversey Sverige Holdings AB

Diversey Sverige AB

Switzerland

Diversey Europe B.V., for and on behalf of its

branch Diversey Europe B.V., Utrecht,

Zweigniederlassung Münchwilen

Turkey

Diversey Kimya Sanayi ve Ticaret A.S.

United Kingdom

Diversey Holdings Limited (UK)

Diversey Limited

Diversey (Europe) Limited

DiverseyLever Limited

Diversey (UK) Limited

Diversey Equipment Limited

Diversey Industrial Limited

By:	/s/ David C. Quast
	Name:	David C. Quast
	Title:	In the capacities listed on Annex C

[Diversey – Signature Page to Acknowledgment and Confirmation of First Amendment]

FOREIGN GUARANTORS:

Australia

Diversey Australia, Pty. Ltd.

Hong Kong

Diversey Professional (Hong Kong) Limited

Diversey Hong Kong RE Holdings Limited

Diversey Asia Holdings Limited

Diversey Hong Kong Limited

Japan

Diversey Co., Ltd.

New Zealand

Diversey New Zealand Limited

By:	/s/ Andrew J. Warren
	Name:	Andrew J. Warren
	Title:	In the capacities listed on Annex D

[Diversey – Signature Page to Acknowledgment and Confirmation of First Amendment]

Belgium
Diversey Belgium BVBA as a Guarantor

By:	/s/ Scott D. Russell
	Name:	Scott D. Russell
	Title:	Manager

[Diversey – Signature Page to Acknowledgment and Confirmation of First Amendment]

Czech Republic
Diversey Ceska republika s.r.o.

By:	/s/
Name:
Title:

[Diversey – Signature Page to Acknowledgment and Confirmation of First Amendment]

France
Professional Holdings SAS
Diversey (France) SAS

By:	/s/ Clive Newman
	Name:	Clive Newman
	Title:	President

[Diversey – Signature Page to Acknowledgment and Confirmation of First Amendment]

Germany
JD SystemServiceDeutschland GmbH

By:	/s/ Hans Peter Muller
	Name:	Hans Peter Muller
	Title:	Managing Director

[Diversey – Signature Page to Acknowledgment and Confirmation of First Amendment]

Russia
Diversey LLC, as a Guarantor

By:
Name:
Title:

By:
Name:
Title:

[Diversey – Signature Page to Acknowledgment and Confirmation of First Amendment]

ANNEX B

TO ACKNOWLEDGMENT AND CONFIRMATION

JURISDICTION	GUARANTOR	CAPACITY OF DAVID C. QUAST
Wisconsin	JD Polymer, LLC	Secretary
Delaware	JDI CEE Holdings, Inc.	Secretary
Delaware	Diversey Puerto Rico, Inc.	Secretary
Delaware	Diversey Shareholdings, Inc.	Secretary
Delaware	Professional Shareholdings, Inc.	Vice President and Secretary
Nevada	JDI Holdings, Inc.	Vice President and Secretary
Delaware	Auto-C, LLC	Secretary
Delaware	The Butcher Company	Vice President and Secretary
Nevada	JWP Investments, Inc	Vice President

ANNEX C

TO ACKNOWLEDGMENT AND CONFIRMATION

JURISDICTION	GUARANTOR	CAPACITY OF DAVID C. QUAST
Brazil	Diversey Brasil Indústria Quimica Ltda.	Authorized Signatory
Canada	Diversey Canada, Inc.	Secretary
Finland	Diversey Limited, for and on behalf of its branch Diversey Limited Suomen sivuliike	Director
Germany	Diversey Deutschland Management GmbH	Managing Director
	Diversey Deutschland GmbH & Co. OHG	Managing Director
Greece	Diversey Hellas Societe Anonyme Trading Cleaning Systems and Hygiene, S.A.	Director
Hungary	Diversey Manufacture and Trade Limited Liability Company	Managing Director
	Diversey Acting Off-shore Capital Management Limited Liability Company	Managing Director
Mexico	Diversey Mexico, S.A. de C.V.	Director
The Netherlands	Diversey Professional B.V.	Director
	Diversey Europe B.V.	Director
	Diversey Holdings II B.V.	Director
	Diversey B.V.	Director
	Diversey IP International B.V.	Director
Portugal	Diversey Portugal – Sistemas de Higiene e Limpeza, S.A.	Director
Spain	Diversey España S.L.	Authorized Signatory
Sweden	Diversey Sverige Holdings AB	Board Member
	Diversey Sverige AB	Board Member
Switzerland	Diversey Europe B.V., for and on behalf of its branch Diversey Europe B.V., Utrecht, Zweigniederlassung Münchwilen	Director
Turkey	Diversey Kimya Sanayi ve Ticaret A.S.	Authorized Signatory
United Kingdom	Diversey Holdings Limited (UK)	Director
	DiverseyLever Limited	Director
	Diversey (Europe) Limited	Director
	Diversey Limited	Director
	Diversey (UK) Limited	Director
	Diversey Equipment Limited	Director
	Diversey Industrial Limited	Director

ANNEX D

TO ACKNOWLEDGMENT AND CONFIRMATION

JURISDICTION	GUARANTOR	CAPACITY OF ANDREW J. WARREN
Australia	Diversey Australia, Pty. Ltd.	Director
Hong Kong	Diversey Professional (Hong Kong) Limited	Director
	Diversey Hong Kong RE Holdings Limited	Director
	Diversey Asia Holdings Limited	Director
	Diversey Hong Kong Limited	Director
Japan	Diversey Co., Ltd.	Director
New Zealand	Diversey New Zealand Limited	Director

EXHIBIT B

TO FIRST AMENDMENT

EXHIBIT N

FORM OF JOINDER AGREEMENT

[See attached]

ANNEX A

TO FIRST AMENDMENT

FORM OF LENDER CONSENT

Reference is made to (i) the Credit Agreement, dated as of November 24, 2009 (the “Credit Agreement”), among Diversey, Inc., a Delaware corporation formerly named JohnsonDiversey, Inc. (the “Company”), Diversey Holdings II B.V., a Dutch corporation formerly named JohnsonDiversey Holdings II B.V. (the “Euro Term Borrower”), Diversey Canada, Inc., an Ontario corporation formerly named JohnsonDiversey Canada, Inc. (the “Canadian Term Borrower” and, collectively with the Company and the Euro Term Borrower, the “Term Borrowers”), Diversey Holdings, Inc., a Delaware corporation formerly named JohnsonDiversey Holdings, Inc. (“Holdings”), Citibank, N.A., as administrative agent for the Lenders and the Issuers (in such capacity, the “Administrative Agent”), the Lenders and Issuers party thereto and the other parties signatory thereto, and (ii) the First Amendment to Credit Agreement and Foreign Guaranty (the “First Amendment”), to be entered into among the Term Borrowers, Holdings, the Administrative Agent and the other parties signatory thereto. Unless otherwise defined herein, capitalized terms used herein and defined in the Credit Agreement or the First Amendment, as applicable, are used herein as therein defined.

Pursuant to Sections 11.1(a) and 11.1(b) (Amendments, Waivers, Etc.) of the Credit Agreement, the undersigned Lender hereby consents to the First Amendment and authorizes the Administrative Agent to execute the First Amendment on its behalf.

The undersigned Lender hereby confirms that it currently holds Tranche B Loans and/or Revolving Credit Commitments in the aggregate principal amounts listed below:

Revolving Credit Commitments	$

Tranche B Dollar Loans	$

Tranche B Canadian Dollar Loans	C$

Tranche B Euro Loans	€

Consented to and agreed as of the First Amendment Effective Date:

[NAME OF LENDER]

By:
Name:
Title: